                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)              April 1, 1999


                                mobile mini, inc.
             (Exact name of registrant as specified in its charter)


               Delaware                                 1-12804                               86-0748362
     (State or other jurisdiction                     (Commission                           (IRS Employer
           of incorporation)                          File Number)                       Identification No.)


           1834 West 3rd Street
              Tempe, Arizona                                                                    85281
  (Address of principal executive offices)                                                    (Zip Code)

Registrant's telephone number, including area code             (602) 894-6311


         (Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS.

         On April 3, 1999, Mobile Mini, Inc. entered into an agreement to acquire substantially all of the assets of National Security Containers, L.L.C., a portable storage leasing company. The closing of this acquisition is subject to a number of conditions, and is expected to close before the end of April 1999. At the closing of this acquisition, we will pay $17.5 million in cash and issue shares of redeemable convertible preferred stock valued at $8 million. However, if certain funding is completed prior to closing this acquisition and results in net proceeds to us in excess of $16 million, we are obligated to pay a total of $25.5 million in cash and we will not issue any preferred stock.

         National Security Containers leases portable storage containers from its nine branches located in Phoenix, Tucson, Dallas, San Antonio, Houston, Memphis, New Orleans, Denver and Colorado Springs. We also operate branches in six of these nine cities and over time we will integrate National Security Containers' operations with our existing branches in those cities. Through this acquisition, we will enter three new markets: Colorado Springs, Memphis and New Orleans. For the nine month period from April 1, 1998 to December 31, 1998, National Security Containers had revenues of about $7 million and operating income of about $1.8 million.


         Effective April 1, 1999, we amended our revolving credit facility to increase the maximum amount we can borrow from $75 million to $90 million.


                                    EXHIBITS

EXHIBIT NO.
     10.1         Asset Purchase Agreement, dated April 3, 1999, by and among
                  Mobile Mini, Inc., National Security Containers, L.L.C. and
                  Alfred R. Ghelfi.

     10.2         Amendment Number Seven to Credit Agreement, dated as of March
                  31, 1999, by and among, Mobile Mini, Inc., each financial institution a party to the Credit Agreement and BT Commercial
                  Corporation, as agent.

     99.1         Mobile Mini, Inc. Press Release, dated April 5, 1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  MOBILE MINI, INC., a Delaware corporation




Date April 12, 1999                By  /s/ Lawrence Trachtenberg
                                      -----------------------------------------
                                       Lawrence Trachtenberg, Chief Financial
                                       Officer and Executive Vice President

                                 EXHIBIT INDEX

EXHIBIT NO.
     10.1         Asset Purchase Agreement, dated April 3, 1999, by and among
                  Mobile Mini, Inc., National Security Containers, L.L.C. and
                  Alfred R. Ghelfi.

     10.2         Amendment Number Seven to Credit Agreement, dated as of March
                  31, 1999, by and among, Mobile Mini, Inc., each financial institution a party to the Credit Agreement and BT Commercial
                  Corporation, as agent.

     99.1         Mobile Mini, Inc. Press Release, dated April 5, 1999.